Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus in Part A and in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 26, 2003, on the financial statements and financial highlights of Principal International Emerging Markets Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-29131).


                                                   /s/ERNST & YOUNG LLP


Des Moines, Iowa
February 23, 2004